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              MORGAN STANLEY NORTH AMERICAN GOVERNMENT INCOME TRUST

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                         TO BE HELD SEPTEMBER 24, 2002


     The undersigned shareholder of Morgan Stanley North American Government Income Trust does hereby appoint Barry Fink, Ronald E. Robison and Joseph J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley North American Government Income Trust to be held on September 24, 2002, in the Conference Room, at Harborside Financial Center, Plaza Two, 2nd Floor, Jersey City, New Jersey 07311 at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.






                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
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                                                       AS PLEASE MARK VOTES
                                                       IN THE EXAMPLE USING
                                                       BLACK OR BLUE INK    [X]

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903
TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW/MSDWT.COM or WWW.PROXYVOTE.COM


                                               FOR         AGAINST      ABSTAIN

The Proposal:                                  [ ]           [ ]          [ ]

Approval of the Agreement and Plan of
Reorganization, dated as of April 25, 2002, pursuant to which substantially all of the assets of Morgan Stanley North American Government Income Trust would be combined with those of Morgan Stanley Limited Duration Fund and shareholders of Morgan Stanley North American Government Income Trust would become shareholders of Morgan Stanley Limited Duration Fund receiving shares in Morgan Stanley Limited Duration Fund with a value equal to the value of their holdings in Morgan Stanley North American Government Income Trust.


Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations. Please make sure to sign and date this Proxy using black or blue ink.


                                      Date
                                      -----------------------------------------


                                      -----------------------------------------

                                      -----------------------------------------
                                          Shareholder sign in the box above


                                      -----------------------------------------

                                      -----------------------------------------
                                       Co-Owner (if any) sign in the box above


            PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES


                   MORGAN STANLEY NORTH AMERICAN GOVERNMENT
                                 INCOME TRUST

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                                   IMPORTANT


               USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12
    DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.

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